EXHIBIT 5.1

Stradling Yocca Carlson & RauthLLP 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660-6422 949 725 4000 stradlinglaw.com

June 9, 2026

VolitionRx Limited

1489 West Warm Springs Road, Suite 110

Henderson, Nevada  89014

Re:	Shares of Common Stock and Warrants of VolitionRx Limited

Ladies and Gentlemen:

We have acted as counsel for VolitionRx Limited, a Delaware corporation (the “Company”), in connection with the offering by the Company of an aggregate of 2,960,000 shares (the “Primary Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), together with accompanying common stock purchase warrants to purchase 1,480,000 shares of Common Stock (the “Warrants” and the shares underlying the Warrants, the “Warrant Shares” and, collectively with the Primary Shares, the “Shares”) to Purchasers (as defined below) and other investors purchasing the Shares and Warrants pursuant to the Prospectus (as defined below). The Company also offered for sale pre-funded common stock purchase warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock to each investor whose purchase of Shares in the offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of outstanding shares of Common Stock immediately following consummation of the offering, if such investor so elects (together with the offer and sale of the Shares and Warrants, the “Offering”). No Pre-Funded Warrants were sold in the Offering.

The Shares and Warrants are to be issued pursuant to the (i) registration statement on Form S-3 (Registration Statement No. 333-283088) (as such may be amended or supplemented from time to time, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on November 8, 2024, as amended on April 11, 2025, and as declared effective by the Commission on April 18, 2025, (ii) base prospectus included in the Registration Statement (as such may be amended or supplemented from time to time, the “Base Prospectus”), (iii) final prospectus supplement dated June 9, 2026, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), and (iv) Securities Purchase Agreement, dated June 7, 2026 (the “Purchase Agreement”), by and among the Company and the purchasers set forth on the signatures pages thereto (collectively, the “Purchasers”). All of the Shares and Warrants are to be sold by the Company in the manner described in the Registration Statement and the Prospectus. This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In connection with the preparation of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the corporate and organizational documents of the Company, including the Second Amended and Restated Certificate of Incorporation, as amended through the date hereof, and the Amended and Restated Bylaws of the Company, as amended through the date hereof, (b) the resolutions (the “Resolutions”) of the Board of Directors of the Company and committees thereof with respect to the issuance and sale of the Securities, (c) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof, (d) an executed copy of the Placement Agency Agreement, dated as of June 7, 2026, by and between the Company and Maxim Group LLC (“Maxim”), including the exhibits thereto (the “Placement Agency Agreement”), pursuant to which Maxim was appointed as the exclusive placement agent in connection with the Offering, and (e) an executed copy of the Purchase Agreement, including the exhibits thereto. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein.

VolitionRx Limited

June 9, 2026

Page Two

We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company.

With regard to our opinion concerning the Warrants constituting valid and binding obligations of the Company:

(i)

Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii)

Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii)

We express no opinion as to any provision of the Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, or (f) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

(iv)	We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants.

With respect to the Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Shares, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued. Further, we have assumed the Exercise Price (as defined in the respective Warrants) will not be adjusted to an amount below the par value per share of the Common Stock.

VolitionRx Limited

June 9, 2026

Page Three

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein we are of the opinion that (a) the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Resolutions, the Placement Agency Agreement, the Purchase Agreement, the Warrants, the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable, and (b) the Warrants, when issued in accordance with the Registration Statement and the Purchase Agreement, will constitute valid and legally binding obligations of the Company.

We render this opinion only with respect to the General Corporation Law of the State of Delaware as in effect on the date hereof, and we express no opinion herein concerning the application or effect of the laws of any other jurisdiction. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K, and further consent to the reference to us under the heading “Legal Matters” in the Registration Statement and any amendments thereto. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

[Signature Page Follows]

VolitionRx Limited

June 9, 2026

Page Four

This opinion is intended solely for use in connection with the issuance and sale of the Shares and Warrants  pursuant to the Registration Statement and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Stradling Yocca Carlson & Rauth LLP

STRADLING YOCCA CARLSON & RAUTH LLP